UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 3, 2008

SEALY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08738	36-3284147
(State or other jurisdiction of incorporation)	(Commission File Numbers)	(IRS Employer Identification No.)

Sealy Drive One Office Parkway Trinity, North Carolina 27370

(Address of Principal Executive Offices, including Zip Code)

(336) 861-3500

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

At 4:00 p.m. (eastern) on March 4, 2008, Jeff Ackerman, chief financial officer of Sealy Corporation (the “Company”), will make a presentation regarding the Company’s operations and business at the Raymond James 29th Annual Institutional Investors Conference. Investors and interested parties may listen to a webcast of the presentation by visiting the Company’s website at www.sealy.com under the investor relations section.   A copy of the materials to be presented at the conference are also available on the Company’s website.

During the presentation, the Company will provide the following update on its business trends. Continued weakness in its domestic business is expected to offset ongoing strong international momentum, and the Company anticipates that its net sales for the first quarter ended March 2, 2008 will result in a mid-to-high single digit decrease. Sealy’s domestic performance deteriorated as the fourth quarter progressed. In the Company’s first quarter of fiscal 2008, domestic sales in December and January continued to be challenged but were essentially in line with the Company’s expectations. However, in February domestic sales results declined significantly, falling below the Company’s expectations. In addition, material costs continue to be under pressure due to rising commodity prices.

The Company is committed to the pursuit of ongoing opportunities to rationalize its cost structure.  In the first quarter,  the Company implemented several initiatives designed to accelerate cost reductions. These actions are anticipated to provide approximately $2 million in annualized cost savings and will also result in an estimated charge of approximately $1 million to first quarter earnings.  The Company will continue to pursue additional opportunities to rationalize its cost structure as dictated by sales trends.  The launch of Sealy’s new Posturepedic line remains on track with floor samples expected to reach the first set of retailers by mid-March.  Additionally, the previously announced pricing increases began taking effect in January and will partially offset the material cost inflation being experienced.

The information furnished in this item 7.01 of this Current Report on form 8-K, shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section.  The information in this Item 7.01 of this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Exchange Act or the Exchange Act regardless of any general incorporation language in such filing.

This Current Report on Form 8-K contains forward-looking statements within the meaning of the safe harbor provisions of the Securities Litigation Reform Act of 1995. Terms such as “expect,” “believe,” “continue,” and “grow,” as well as similar comments, are forward-looking in nature. Although the Company believes its growth plans are based upon reasonable assumptions, it can give no assurances that such expectations can be attained. Factors that could cause actual results to differ materially from the Company's expectations include: general business and economic conditions, competitive factors, raw materials purchasing, and fluctuations in demand. Please refer to the Company's Securities and Exchange Commission filings for further information.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SEALY CORPORATION

Date: March 3. 2008	/s/ KENNETH L. WALKER
	By:	Kenneth L. Walker
	Its:	Senior Vice President and General Counsel